Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT A

CONFORMED LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of August 27, 2019 (the “Closing Date”) is entered into among Metacrine, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC and any other lender from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”).

AGREEMENT

Borrower Representative, each Borrower from time to time party hereto, Administrative Agent, Collateral Trustee and Lenders hereby agree as follows:

1.ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2.LOAN AND TERMS OF PAYMENT

2.1Promise to Pay.  Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2Availability and Repayment of the Loans.

(a)Availability.

(i)Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Second Amendment Effective Date in principal amount equal to its Refinancing First Tranche Term Loan Commitment (the “Refinancing First Tranche Term Loans”). Lenders’ commitments to make the Refinancing First Tranche Term Loans shall terminate upon the funding of the Refinancing First Tranche Term Loans on the Second Amendment Effective Date.

(ii)Subject to achievement of the Refinancing Second Tranche-A Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance (at Borrowers’ option) during the Refinancing Second Tranche-A Availability Period in principal amount equal to its Refinancing Second Tranche-A Term Loan Commitment (the “Refinancing Second Tranche-A Term Loans”). Lenders’ commitments to make the Refinancing Second Tranche-A Term Loans shall terminate upon the earlier of (i) the end of the Refinancing Second Tranche-A Availability Period, and (ii) the date the Refinancing Second Tranche-A Term Loans have been funded.

(iii)Subject to achievement of the Refinancing Second Tranche-B Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance (at Borrowers’ option) during the Refinancing Second Tranche-B Availability Period in principal amount equal to its Refinancing Second Tranche-B Term Loan Commitment (the “Refinancing Second Tranche-B Term Loans” and together with the Refinancing Second Tranche-A Term loans, the “Refinancing Second Tranche Term Loans”). Lenders’ commitments to make the Refinancing Second Tranche-B Term Loans shall terminate upon the earlier of (i) the end of the Refinancing Second Tranche-B Availability Period, and (ii) the date the Refinancing Second Tranche-B Term Loans have been funded.

(iv)Subject to achievement of the Refinancing Third Tranche Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance (at Borrowers’ option) during the Refinancing Third Tranche Availability Period in principal amount equal to its Refinancing Third Tranche Term Loan Commitment (the “Refinancing Third Tranche Term Loans”). Lenders’ commitment to make the Refinancing Third Tranche Term Loans shall terminate upon the earlier of (i) the end of the Refinancing Third Tranche Availability Period, and (ii) the date the Refinancing Third Tranche Term Loans have been funded.

(v)Subject to (w) Borrower Representative proposing to acquire additional pipeline assets (the “Acquisition Opportunity”) with the proceeds of a Loan requested to be made pursuant to this Section 2.2(v), (x) each Lender’s satisfactory review of Borrower Representative’s clinical, financial and operating plan as at the time of the applicable Loan Request, including all information requested by the Administrative Agent for its review of the proposed Acquisition Opportunity, (y) each Lender’s approval of the requested Loan (in its sole discretion), and (z) the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Refinancing Fourth Tranche Availability Period in principal amount not to exceed its Refinancing Fourth Tranche Term Loan Commitment (the “Refinancing Fourth Tranche Term Loans” and together with the Refinancing First Tranche Term Loans, the Refinancing Second Tranche Term Loans, and the Refinancing Third Tranche Term Loans, collectively, the “Refinancing Term Loans”, and each, a “Refinancing Term Loan”). No Refinancing Fourth Tranche Term Loans shall be made following the earlier of (i) the end of the Refinancing Fourth Tranche Availability Period, and (ii) the date that Fourth Refinancing Tranche Term Loans have been funded.

Borrowers shall use the proceeds of the Refinancing Term Loans to refinance in full the Refinanced Loan Balance and for working capital; provided, however, the proceeds of any Refinancing Fourth Tranche Term Loans shall be used solely for the acquisition of the Acquisition Opportunity. Once repaid, the Refinancing Term Loans may not be reborrowed.

(b)Repayment.  Commencing on the Amortization Date, and continuing thereafter on the each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive equal monthly payments of principal and interest, which would fully amortize the principal amount of the Term Loans and accrued interest thereon by the Term Loan Maturity Date; provided, that if the Applicable Rate is adjusted or the Amortization Date or the Term Loan Maturity Date are extended, in each case, in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate and/or the remaining number of Payment Dates through the Term Loan Maturity Date, as the same may be adjusted. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the fees and payments due pursuant to the Fee Letter, and other fees and other sums, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c)Mandatory Prepayment Upon an Acceleration.  If the Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:

(i)all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)any fees or payments then due pursuant to the Fee Letter, plus

(iii)all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(d)Permitted Prepayment of Loans.  Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice to Administrative Agent of its election to prepay the Loans at least 30 days prior to such prepayment, and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

(i)all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)any fees or payments then due pursuant to the Fee Letter, plus

(iii)all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)Conversion at Lenders’ Election.

(i)Conversion Election.  Lenders may jointly elect at any time and from time to time after the Second Amendment Effective Date prior to the payment in full of the Loans to convert any portion of the principal amount of the Loans then outstanding (the “Conversion Amount”) into shares of Common Stock (“Conversion Shares”) at the Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by the Administrative Agent to Borrower Representative; provided that the aggregate principal amount converted into Common Stock in accordance with this Section 2.2(e) shall not exceed $3,000,000. A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower Representative. On the third trading day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Borrower Representative shall deliver to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) Conversion Price.

(ii)Reservation of Shares.  Borrower Representative shall reserve from its duly authorized capital stock not less than the number of shares of Common Stock that may be issuable pursuant to this Section 2.2(e). Upon issuance of Conversion Shares pursuant to this Section 2.2(e), such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof.

(iii)Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell shares of Common Stock issued pursuant to a Conversion Election Notice to the public without registration, Borrower Representative covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of Conversion Shares issued may be sold without restriction by Designated Holders pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under the Exchange Act; and (iii) furnish to Designated Holders, upon request, as long as Designated Holders own any shares of Common Stock issued pursuant to a Conversion Election Notice, such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares issued without registration.

(iv)[Reserved].

(v)Authorization.  For so long as Designated Holders hold any shares of Common Stock issued pursuant to this Section 2.2(e), Borrower Representative shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for listing on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or on another national securities exchange).

(vi)Limitations on Conversion.

(1)Beneficial Ownership.  Notwithstanding anything herein to the contrary, Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Lenders shall have the right, upon 61 days’ prior written notice to Borrower Representative, to waive the 9.985% Cap.

(2)Principal Market Regulation.  Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e), if the issuance of such shares together with any previously issued Conversion Shares, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Designated Holders, together with their Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Stock.

(3)Beneficial Ownership Determination.  For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Borrower Representative shall, within two (2) trading days, confirm to the Administrative Agent the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

(vii)Certain Adjustments.  If Borrower Representative declares or pays a dividend or distribution on the outstanding shares of its Common Stock payable in Common Stock or other securities or property (other than cash), then upon exercise of any conversion option in accordance with this Section 2.2(e), for each Conversion Share acquired, Designated Holder shall receive, without additional cost to Designated Holder, the total number and kind of securities and property which Designated Holder would have received had Designated Holder owned the Conversion Shares of record as of the date the dividend or distribution occurred. Upon any event whereby all of the outstanding shares of the Common Stock are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by securities of a different class and/or series, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event. The provisions of this Section 2.2(e)(vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

(viii)Legends.

(1)Restrictive Legend. Until such time as the Conversion Shares constitute Unrestricted Securities, the Conversion Shares, may bear a restrictive legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

(2)Removal of Restrictive Legends. The certificates or book entries evidencing the Conversion Shares shall not contain any securities legend restricting the transfer thereof (including the securities legend set forth above in subsection (1) above at any time that the Conversion Shares constitute Unrestricted Securities).

(ix)No Fractional Shares.  Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled, the Borrower Representative shall, at its option, either pay the Designated Holder cash equal to such fraction multiplied by the Conversion Price, or return such amount to principal under the Loan.

2.3Payment of Interest.

(a)Interest Rate.  Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on September 1, 2019.

(b)Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is 5.0% above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c)Payment; Interest Computation.  Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.

(d)Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto; provided, that amounts payable to Lenders shall be paid ratably.

2.4Fees and Charges.  Borrowers shall pay to Lenders, ratably:

(a)Fees. The fees as and when due in accordance with the Fee Letter; and

(b)Expenses. All Lender Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date or the Second Amendment Effective Date, as applicable, when due (or, if no stated due date, within five Business Days after demand by Administrative Agent).

(c)Fees Fully Earned.  Unless otherwise expressly provided in this Agreement or the Fee Letter, the fees and charges specified in clause (a) above are fully-earned as of the Second Amendment Effective Date, and in no event shall any Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by each Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of a Lender’s obligation to make loans and advances hereunder and notwithstanding the required payment date for such fees or charges. Administrative Agent, on behalf of Lenders, shall be entitled to debit and deduct amounts owing by Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).

2.5Payments; Application of Payments; Automatic Payment Authorization; Taxes.

(a)Payments. All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)Application of Payments. No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c)Automatic Payment Authorization. Administrative Agent, on behalf of Lenders, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.

(d)Taxes.

(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (in each case, as determined in the good faith discretion of the applicable Withholding Agent) requires any withholding or deduction of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after the making of such required withholding or deduction (including such withholdings and deductions applicable to additional sums payable under this Section 2.5(d)), the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(ii)The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iii)The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.5(d)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (1) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (2) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(d) relating to the maintenance of a Participant Register and (3) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.5(d)(iv).

(v)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.5(d), such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(vi)Status of Lenders.

(1)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.5(d)(vi)(2)(a), (b) and (d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(2)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

a)any Lender (or, if the Lender is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Lender for U.S. federal income tax purposes) that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

b)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or IRS Form W-8IMY (along with any attachments required under applicable law);

c)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law, in each case, to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

d)if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Recipient shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.5(d)(vi)(2)(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(3)On or prior to the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall, in the event that the Administrative Agent is a U.S. Person, deliver an executed copy of IRS Form W-9 to the Borrower Representative, and in the event the Administrative Agent is not a U.S. Person, deliver to Borrower (i) with respect to any amounts payable on behalf of the Borrowers under any Loan Document to the Administrative Agent for its own account, an executed copy of an applicable IRS Form W-8, and (ii) with respect to any amounts payable under any Loan Document to the Administrative Agent for the account of others, an executed copy of IRS Form W-8IMY (along with any attachments required under applicable law).

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(vii)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.5(d) (including by the payment of additional amounts pursuant to this Section 2.5(d)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.5(d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.5(d)(vii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.5(d)(vii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.5(d)(vii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.5(d)(vii) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(viii)Survival. Each party’s obligations under this Section 2.5(d) shall survive the resignation or replacement of Administrative Agent or Collateral Trustee or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.6Promissory Notes.  Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G; and (b) upon any Lender’s written request, and in any event within three Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

2.7Increased Costs. If any Change in Law shall subject any Recipient to any Taxes (other than (a) Indemnified Taxes, (b) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (c) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of the foregoing shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, then upon the request of such Recipient, the Borrowers will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred. A certificate of a Recipient setting forth the amount or amounts necessary to compensate such Recipient shall be conclusive absent manifest error. The Borrowers shall pay such Recipient the amount shown as due on any such certificate within 10 days after receipt thereof.

3.CONDITIONS OF LOANS

3.1Conditions Precedent to Initial Loan.  Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Lenders shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)duly executed signatures to this Agreement;

(b)duly executed signatures to the Warrant;

(c)duly executed signatures to the Fee Letter;

(d)duly executed signatures to the Account Control Agreement(s) required under Section 6.6(b);

(e)[reserved];

(f)the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(g)evidence satisfactory to Administrative Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect;

(h)the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank;

(i)a legal opinion of counsel to Borrower Representative; and

(j)payment of the fees then due in accordance with the Fee Letter.

3.2Conditions Precedent to all Loans.  Each Lender’s obligations to make each Loan is subject to the following conditions precedent:

(a)except for the Term Loan made on the Closing Date, any other Term Loans made prior to the Second Amendment Effective Date or the Refinancing Term Loans made on the Second Amendment Effective Date, timely receipt of an executed Loan Request by Administrative Agent;

(b)the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(d)there has not been a Material Adverse Effect since the Second Amendment Effective Date, as determined by Administrative Agent in Administrative Agent’s good faith discretion.

3.3Covenant to Deliver.

(a)Borrowers agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Borrowers expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.

(b)Borrower agrees to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent.

3.4Procedures for Borrowing.  To obtain a Term Loan (other than the Term Loans made on the Closing Date, any other Loans made prior to the Second Amendment Effective Date and the Refinancing Term Loans made on the Second Amendment Effective Date), Borrowers shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, 10 Business Days prior to the date such Loan is requested to be made. On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request; provided, that each of the conditions precedent to such Loan are satisfied,

4.CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Each Borrower hereby grants to Collateral Trustee, for the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash.

4.2Priority of Security Interest.  Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that, as applicable, are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Trustee’s Lien under this Agreement). If a Borrower shall acquire a commercial tort claim with a potential recovery in excess of $250,000, Borrowers shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If a Borrower shall acquire a certificate with respect to Shares or any instrument, such Borrower shall promptly notify Administrative Agent and deliver the same together with a stock power or instrument of transfer and any necessary endorsement, all in form satisfactory to Collateral Trustee.

4.3Authorization to File Financing Statements.  Each Borrower hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder.

4.4Pledge of Collateral.  Each Borrower hereby pledges, assigns and grants to Collateral Trustee a security interest in (i) with respect to any Subsidiary that is not an Excluded Foreign Subsidiary, all the Equity Interests in which such Borrower has any interest, including the Shares, and (ii) with respect to each Subsidiary that is a First-Tier Foreign Subsidiary, 65% of the voting Equity Interests of such First-Tier Foreign Subsidiary and 100% of the non-voting Equity Interests of such First-Tier Foreign Subsidiary, in each case, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing,  as security for the performance of the Obligations. For the avoidance of doubt, no pledge shall be required with respect to (i) any Equity Interests in any Excluded Foreign Subsidiary other than a First-Tier Foreign Subsidiary and (ii) any asset directly or indirectly owned by any Excluded Foreign Subsidiary. On the Closing Date or as required pursuant to Section 6.10, the certificate or certificates for such Equity Interests, to the extent certificated, will be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Borrower has an interest, such Borrower shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Trustee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof; provided, that no such notice shall be required if a Borrower has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

5.REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:

5.1Due Organization, Authorization; Power and Authority.

(a)Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Administrative Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate” dated as of the Second Amendment Effective Date. Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is true, correct and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b)The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any material applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2Collateral.

(a)Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b)Except for the Excluded Accounts and Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Excluded Accounts or Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Collateral Trustee a perfected security interest in the Collateral Accounts as required pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

(c)The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.11.

(d)Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), and (v) immaterial Intellectual Property licensed to such Loan Party. Each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part. To the best of each Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.

5.3Accounts; Material Agreements.  The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Borrower has received any notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in material breach with respect thereto. No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.

5.4Litigation and Proceedings.  Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, $250,000 or in which any adverse decision has had or would reasonably be expected to have any Material Adverse Effect.

5.5Financial Statements; Financial Condition.  All consolidated financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent.

5.6Solvency.  The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7Consents; Approvals.  Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.8Subsidiaries; Investments.  No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.10 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9Tax Returns and Payments.  Each Loan Party and each of its Subsidiaries has (i) filed all tax returns and reports required to be filed (taking into account appropriate extensions therefor), and (ii) paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, in each case, except to the extent that (a) such taxes are being contested in good faith by appropriate proceedings diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

5.10Shares.  Such Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non‑assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11Compliance with Laws.

(a)No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b)No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c)No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(d)Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e)No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12Products.  A complete and accurate list of the Products, is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. The Loan Parties and each of its Subsidiaries hold all material required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all such Governmental Approvals are in full force and effect. There are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any such material required Governmental Approval nor, to the best of the knowledge, information and belief of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

(a)With respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiary has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(b)With respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiary has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(c)There have been no adverse clinical test results in connection with a Product which have or would reasonably be expected to have a Material Adverse Effect; and

(d)There have been no Product recalls or voluntary Product withdrawals from any market.

5.13Full Disclosure.  No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.AFFIRMATIVE COVENANTS

Each Borrower shall, and shall cause each Loan Party to, do all of the following:

6.1Government Compliance.  Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so would not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

6.2Financial Statements, Reports, Certificates.  Provide Administrative Agent with the following:

(a)Monthly Financial Statements.  Within 30 days after the last day of each month, a company prepared consolidated balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b)Monthly Compliance Certificate.  Within 30 days after the last day of each month and together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, the Loan Parties were in full compliance with all of the terms and conditions of this Agreement, and such other information as Administrative Agent may reasonably request.

(c)Annual Operating Budget and Financial Projections.  Upon the earlier of (x) 60 days after the end of each fiscal year of Borrower Representative and (y) five Business Days after approval by the Borrower Representative’s Board of Directors (and, in either case, promptly and within five Business Days of any material modification thereto), an annual operating budget, on a consolidated basis (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower Representative, together with any related business forecasts used in the preparation thereof.

(d)Annual Audited Financial Statements.  As soon as available, but no later than 150 days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Administrative Agent, together with any management letter with respect thereto.

(e)Other Statements.  Within five Business Days of delivery, copies of all statements, reports and notices generally made available to all Borrower Representative’s Equity Interest holders or to all holders of Borrower Representative’s preferred stock or to any holders of Subordinated Debt.

(f)SEC Filings.  Within five days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission; provided, that such filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website.

(g)Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of $250,000 or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, promptly report any material development with respect thereto.

(h)[Reserved.]

(i)Board Materials.  (x) At the same time and in the same manner as it gives to the members of Borrower Representative’s Board, copies of all materials that Borrower Representative provides to its Board in connection with meetings of Borrower Representative’s Board, including any reports with respect to Borrowers’ operations or performance; provided, however, that Borrower Representative shall not be required to provide Administrative Agent with draft materials that are not provided to all members of Borrower Representative’s Board, and (y) promptly after such meeting, minutes of such meetings; provided, however, the foregoing shall exclude, for the avoidance of doubt, any communications between Borrower Representative and its Board that are not provided in connection with any regularly-scheduled or special meeting of the Borrower Representative’s Board and shall be subject to such further exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, or (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation.

(j)Intellectual Property Report.  Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.

(k)Aging Reports; Other Reports and Information.  Together with the monthly financial reports, reports as to the following, in form acceptable to Administrative Agent: accounts receivable and accounts payable aging, and, upon at least 15 days’ prior written notice to such Loan Party, any other information related to the financial or business condition of any Loan Party as reasonably requested by Administrative Agent.

(l)Bank Account Statements. Together with the monthly financial statements delivered in accordance with subsection (a) above or within three Business Days of receipt by any Loan Party of such documentation from the applicable depository bank, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three Business Days, upon Administrative Agent’s request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account.

(m)[Reserved.]

(n)Product Related.  Within five Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect.

6.3Inventory; Returns.  Keep all Inventory in all material respects in good and marketable condition, free from material defects, except for Inventory and Equipment sold in the ordinary course of business pursuant to this Agreement. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date or as is standard in the industry. Borrower Representative shall promptly notify Administrative Agent of all returns, recoveries, disputes and claims that involve more than $250,000.

6.4Taxes; Pensions.  File, and cause each of its Subsidiaries to file, all required tax returns and reports and pay, and require each of its Subsidiaries to pay, all foreign, federal, state and local Taxes owed by such Loan Party and each of its Subsidiaries, except (a) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, or (b) for deferred payment of any taxes contested pursuant to the terms of Section 5.9, and shall deliver to Administrative Agent, promptly upon demand (but in any event within 20 Business Days), appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5Insurance.

(a)Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Administrative Agent.

(b)Ensure that proceeds payable under any property policy with respect to Collateral are, at Administrative Agent’s option, payable to Collateral Trustee, for the ratable benefit of Lenders, on account of the Obligations. To that end, all property policies shall have a lender’s loss payable endorsement showing Collateral Trustee as lender loss payable, all liability policies shall show, or have endorsements showing, Collateral Trustee as an additional insured, in each case, in form satisfactory to Collateral Trustee and as set forth on Exhibit E.

(c)Notwithstanding the foregoing: (i) so long as no Event of Default has occurred and is continuing, (A) the Loan Parties shall have the option of applying the proceeds of any casualty policy up to $500,000, in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property, and (B) if any destroyed or damaged property includes any finished drug products, the Loan Parties shall have the option of applying an additional amount of the proceeds of any casualty policy up to $500,000, in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged finished drug products; provided, that in no event shall the aggregate amount of proceeds of any casualty policy in excess of $1,000,000, in the aggregate per fiscal year, be applied to the replacement or repair of destroyed or damaged property, including any destroyed or damaged finished drug products; provided, further, that any such replaced or repaired property (x) shall be of equal or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Collateral Trustee has been granted a first priority security interest; and (ii) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Administrative Agent, be payable to Collateral Trustee, for the ratable benefit of Lenders, on account of the Obligations.

(d)Within five Business Days of Administrative Agent’s request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Trustee, that it will give Collateral Trustee 30 days’ prior written notice before any such policy or policies shall be canceled (or 10 days’ notice for cancellation for non-payment of premiums).

(e)If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s request, Collateral Trustee may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Collateral Trustee deems prudent or as Administrative Agent may direct.

6.6Deposit and Securities Accounts.

(a)Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent, satisfactory to Administrative Agent.

(b)Provide Administrative Agent 15 Business Days’ prior written notice before establishing any Collateral Account at or with any bank, broker or other financial institution, and upon opening such account, provide Administrative Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. For each Collateral Account that any Loan Party at any time maintains, Borrowers shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Trustee’s Lien in such Collateral Account in accordance with the terms hereunder; provided, however, that (i) for the Collateral Accounts identified in the Perfection Certificate as of the Closing Date, Borrower Representative shall deliver duly executed Account Control Agreements (in such final form as is reasonably acceptable to Administrative Agent and Collateral Trustee) for each such Collateral Account within five Business Days following the Closing Date, and (ii) no Account Control Agreement shall be required with respect to any Excluded Account.

(c)In the event that Borrowers have Account in excess of $250,000 in the aggregate with respect to which Medicare or other similar programs of any Governmental Authority is the Account Debtor, Borrowers shall notify Administrative Agent thereof, and shall enter into an amendment to this Agreement and set up such dedicated Collateral Accounts and direct the payment of such Accounts as Administrative Agent may direct to protect Collateral Trustee’s interests in such Accounts and the proceeds thereof.

6.7Intellectual Property.

(a)Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that would reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within 30 days from initiation thereof or Borrowers have demonstrated to Administrative Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.

(b)The following Section 6.7(b) shall only apply if and for so long as the Collateral (as set forth on Exhibit B) includes Intellectual Property; and if and for so long as the Collateral (as set forth on Exhibit B) does not include Intellectual Property, this Section 6.7(b) shall not be applicable for any purpose under this Agreement or the other Loan Documents. If any Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner or licensee, or (ii) applies for any Patent or the registration of any Trademark, then Borrower Representative shall promptly provide written notice thereof to Administrative Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Administrative Agent may request to protect Collateral Trustee’s interest in such property. If a Loan Party decides to register any Copyrights or mask works in the United States Copyright Office, Borrower Representative shall: (x) provide Administrative Agent with at least 15 days’ prior written notice of such Loan Party’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Administrative Agent may request to perfect and maintain a first priority perfected security interest in favor of Collateral Trustee in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office.

(c)Provide written notice to Administrative Agent at least 30 days’ prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Trustee to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Collateral Trustee to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents.

6.8Litigation Cooperation.  From the Closing Date and continuing through the termination of this Agreement, make available to Administrative Agent, Collateral Trustee and any Lender, without expense to Administrative Agent, Collateral Trustee or such Lender, as applicable, on reasonable prior notice and at reasonable times and intervals, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, subject to any applicable confidentiality obligations of each Loan Party, to the extent that Administrative Agent, Collateral Trustee or such Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, Collateral Trustee or such Lender with respect to any Collateral or relating to such Loan Party.

6.9Access to Collateral; Books and Records.  Allow Administrative Agent, Collateral Trustee, or its respective agents, to inspect the Collateral and audit and copy such Loan Party’s books in accordance with Section 6.12. Such inspections or audits shall be conducted (a) upon not less than two Business Days’ prior notice to such Loan Party (provided that no such notice shall be required if an Event of Default has occurred and is continuing) and (b) no more often than once every 12 months (unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary). The foregoing inspections and audits shall be at Borrowers’ expense.

6.10Joinder of Subsidiaries.

(a)No later than 15 days after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or at any time upon request of Administrative Agent with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (a) promptly, and in any event within five days of creation, acquisition or request, as applicable, provide written notice to Administrative Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) promptly, and in any event within 10 days of formation or creation, or upon Administrative Agent’s request, as applicable: (i) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary (other than an Excluded Foreign Subsidiary) to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations of Borrowers under the Loan Documents and grant a security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant Collateral Trustee a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary), and (ii) (A) with respect to any Subsidiary that is not an Excluded Foreign Subsidiary, to pledge all of the direct or beneficial Equity Interests in such Subsidiary or (B) with respect to any Subsidiary that is a First-Tier Foreign Subsidiary, to pledge 65% of the voting Equity Interests of such First-Tier Foreign Subsidiary and 100% of the non-voting Equity Interests of such First-Tier Foreign Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.10 shall be a Loan Document. For the avoidance of doubt, no pledge shall be required with respect to (i) any Equity Interests in any Excluded Foreign Subsidiary other than a First-Tier Foreign Subsidiary and (ii) any asset directly or indirectly owned by any Excluded Foreign Subsidiary.

(b)Borrowers shall not permit any Excluded Foreign Subsidiaries, First-Tier Foreign Subsidiaries or any other Subsidiaries which are not Loan Parties, in the aggregate, to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of 5.0% of Borrower Representative’s consolidated assets, (ii) revenue in excess of 5.0% of Borrower Representative’s consolidated revenues for any 12-month period then ended, (iii) any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) any contracts which are material to the business of Borrowers as a whole, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Administrative Agent with respect to the Obligations as Administrative Agent may request within 15 days (or such other period as Administrative Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored.

6.11Property Locations.

(a)Provide to Administrative Agent at least 10 days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b)With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), Borrowers shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Trustee’s security interest.

(c)With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), Borrowers shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

6.12Management Rights.  Upon reasonable advance notice, any representative of Administrative Agent shall have the right to meet with management and officers of Borrowers to discuss such books of account and records. In addition, Administrative Agent shall be entitled to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall occur no more often than once per fiscal quarter and shall not unreasonably interfere with any Loan Party’s business operations. For the avoidance of doubt, any advice, recommendations, or participation by Administrative Agent with respect to any business issues in connection with the Administrative Agent’s exercise of its rights under this Section 6.12 shall not be deemed to give Administrative Agent, nor be deemed an exercise by Administrative Agent of, control over Borrowers’ management or policies, and Borrowers shall have no obligation to act upon or follow any such advice or recommendation.

6.13Right to Invest.

(a)In connection with any Qualified Financings consummated after the Second Amendment Effective Date, Lenders or their respective assignees or nominees shall have the right, in their respective discretion to participate in any Qualified Financing; provided that with respect to any public offering of Borrower Representative, Borrower Representative agrees to use commercially reasonable efforts to provide the Lenders or their respective assignees or nominees with the opportunity to invest in each such Qualified Financing if it is lawful to do so (or if the Qualified Financing is an underwritten public offering pursuant to a registration statement under the Securities Act, to use commercially reasonable efforts to cause the underwriters for such offering to offer the Lenders or their respective assignees or nominees an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing; provided that the maximum aggregate investment amount by Lenders and their respective assignees or nominees for all participation in Qualified Financings pursuant to this Section 6.13 shall be $2,500,000. Borrower Representative shall provide written notice to Administrative Agent not later than the date upon which potential investors are notified of a Qualified Financing, and if a Lender desires to exercise its right to participate in such Qualified Financing, Lender shall cooperate to consummate its investment in such closing promptly upon receipt of documentation with respect thereto. Borrower Representative shall not take any action to avoid or seek to avoid the observance or performance of any of the obligations pursuant to this Section 6.13, but will at all times in good faith assist in the carrying out the same and take all such action as may be necessary or appropriate, but only to the extent permitted by law, to protect the rights of Lenders and their respective assignees or nominees hereunder against impairment.

(b)“Qualified Financing” means any offering of common stock, convertible preferred stock or other equity securities (or instruments exercisable for, or convertible into, shares of common stock, convertible preferred stock or other equity securities) of Borrower Representative consummated after the Second Amendment Effective Date for the principal purpose of raising capital, but shall exclude any “at-the-market” offerings or facilities.

(c)The right to invest described in this Section 6.13 shall no longer be exercisable and shall become null and void upon the later to occur of (i) termination of this Agreement (as the same may be amended or amended and restated from time to time) pursuant to its terms or (ii) the Term Loan Maturity Date. For the avoidance of doubt, Lenders’ exercise of any right to invest pursuant to this Agreement prior to the Second Amendment Effective Date shall not count as Lenders’ exercise of its right to invest under this Section 6.13 with respect to any Qualified Financing following the Second Amendment Effective Date.

6.14Further Assurances.  Execute any further instruments and take further action as Administrative Agent or Collateral Trustee reasonably request to perfect or continue Collateral Trustee’s Lien in the Collateral or to effect the purposes of this Agreement.

7.NEGATIVE COVENANTS

No Borrower shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) permit or suffer a Change in Control (except as expressly permitted in Section 7.3); or (d) without at least 10 days’ prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3Mergers or Acquisitions.  Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same.

7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property (including any Intellectual Property), or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over Collateral Trustee’s Lien, as applicable.

7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests; provided, that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) any Borrower or Subsidiary thereof may pay dividends solely in Equity Interests of such Borrower or Subsidiary; (iv) Borrower Representative may make cash payments in lieu of fractional shares; (v) Borrower Representative may (A) repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by Borrower Representative’s Board and (B) purchase Equity Interests in connection with the exercise of stock options through a cashless exercise, in each case so long as an Event of Default does not exist at the time of such repurchase or purchase, as applicable, and would not exist after giving effect to such repurchase or purchase, as applicable; provided, that the aggregate amount of all such repurchases and purchases under this clause (v) does not exceed $250,000 per fiscal year; and (vi) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative to former employees, consultants or directors pursuant to stock repurchase agreements approved by Borrower Representative’s Board where the sole consideration for the repurchase is the cancellation of indebtedness owed by such former employees, consultants or directors to Borrower Representative regardless of whether and Event of Default exists; provided, that the aggregate amount of all such cancelled indebtedness does not exceed $250,000 in the aggregate; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases, payments or distributions expressly permitted above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of Default, exists or could reasonably be expected to occur, (ii) each Loan Party is solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws.

7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by investors in Borrower Representative for capital raising purposes, (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board, and (d) distributions permitted under Section 7.7.

7.9Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations.

7.10Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Any Loan Party fails to pay any Obligations after such Obligations are due and payable.

8.2Covenant Default.

(a)A Borrower fails or neglects to perform any obligation in Sections 3.3(b), 4.2, 6.2, 6.4, 6.5, or 6.6, or violates any covenant in Section 7; or

(b)A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within 15 Business Days after the occurrence thereof.

8.3Material Adverse Effect.  An event or circumstance has occurred which would reasonably be expected to have a Material Adverse Effect; provided, that, solely for purposes of this Section 8.3, the failure of a clinical trial in the FXR/NASH program prior to March 31, 2022 shall not, in and of itself, constitute a Material Adverse Effect.

8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any material portion of funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the any material portion of assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within 10 days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall made during any 10-day cure period; or

(b)(i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business;

8.5Insolvency.  (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Loan Parties’ assets is less than the aggregate sum of its liabilities, or the Loan Parties; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within 45 days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6Other Agreements.  There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $250,000 (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which would have a Material Adverse Effect.

8.7Judgments; Penalties.  One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within 10 days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal; provided, that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree.

8.8Misrepresentations.  Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent, Collateral Trustee or any Lender or to induce Administrative Agent, Collateral Trustee or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9Subordinated Debt.  Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto (other than Administrative Agent, Collateral Trustee or any Lender) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10Governmental Approval.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or would have, a Material Adverse Effect.

8.11Guaranty.  Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

9.Collateral Trustee’S RIGHTS AND REMEDIES

9.1Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Collateral Trustee is entitled, at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following:

(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Collateral Trustee);

(b)stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing);

(c)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Borrower money of Collateral Trustee’s security interest in such funds;

(d)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(e)ratably apply to the Obligations any amount held by Collateral Trustee owing to or for the credit or the account of a Borrower;

(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(g)deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(h)demand and receive possession of any Borrower’s Books; and

(i)exercise all rights and remedies available to Collateral Trustee under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Borrowers shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates. Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Solely upon the occurrence and during the continuance of an Event of Default, each Borrower shall grant Collateral Trustee a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies. Solely upon the occurrence and during the continuance of an Event of Default, Collateral Trustee shall be granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, a Borrower’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit. If, after the acceleration of the Indebtedness, a Loan Party receives proceeds of Collateral, such Borrower shall (or shall cause the applicable Loan Party) to deliver such proceeds to Collateral Trustee, for the ratable benefit of Lenders, to be applied to the Obligations.

9.2Power of Attorney.  Each Borrower hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Borrower’s name on any checks or other forms of payment or security; (c) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Borrower’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; and (h) dispose of the Collateral. Each Borrower further hereby appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign such Borrower’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, (ii) take all such actions which such Borrower is required, but fails to do under the covenants and provisions of the Loan Documents; (iii) take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Trustee under this Agreement or the other Loan Documents. Collateral Trustee’s foregoing appointment as each Borrower’s attorney in fact, and all of Collateral Trustee’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

9.3Protective Payments.  If a Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Collateral Trustee may obtain such insurance or make such payment, and all amounts so paid by Collateral Trustee are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Trustee will make reasonable efforts to provide Borrower Representative with notice of Collateral Trustee obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Collateral Trustee are deemed an agreement to make similar payments in the future or Collateral Trustee’s waiver of any Event of Default.

9.4Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of Lenders. Collateral Trustee shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction. Borrowers shall remain liable to Collateral Trustee and Lenders for any deficiency. If Collateral Trustee, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor.

9.5Collateral Trustee’s Liability for Collateral.  So long as Collateral Trustee complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Trustee, Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative.  Any failure by Administrative Agent, Collateral Trustee or any Lender, at any time or times, to require strict performance by each Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, Collateral Trustee or any Lender thereafter to demand strict performance and compliance herewith or therewith. Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Collateral Trustee has all rights and remedies provided under the Code, by law, or in equity. Collateral Trustee or any Lender’s exercise of one right or remedy is not an election and shall not preclude Collateral Trustee or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver.  Each Borrower waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.8Shares.  Each Borrower recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10.NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Collateral Trustee, Lenders and Borrowers may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to a Borrower:	METACRINE, INC. 3985 Sorrento Valley Blvd., Suite C San Diego, CA 92121 Attention: Trisha Millican

With a copy, not constituting notice, to:	Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Karen Deschaine Anderson

If to Collateral Trustee:	ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Lisa Price

If to Administrative Agent or Lenders:

K2 HEALTHVENTURES LLC

885 Boylston Street, 10th Floor

Boston, MA 02116

For Loan Requests, monthly reporting, Compliance Certificates and other regular reporting deliverables:

Attention: Finance

For all other Notices:

Attention: Legal Notices

11.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Borrower hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, Collateral Trustee or any Lender. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Borrower at the address set forth in, or subsequently provided by such Borrower in accordance with, Section

10 and that service so made shall be deemed completed upon the earlier to occur of Borrowers’ actual receipt thereof or three Business Days after deposit in the U.S. mails, proper postage prepaid. Each Borrower hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Borrower AGREES THAT IT SHALL NOT SEEK FROM Administrative Agent, Collateral Trustee or any lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.GENERAL PROVISIONS

12.1Termination Prior to Term Loan Maturity Date; Survival; Release of Collateral.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated (such date, the “Discharge Date”). So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Discharge Date, Lenders shall direct Collateral Trustee to deliver evidence of the release of Collateral.

12.2Successors and Assigns.

(a)Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

(b)Assignment by Lenders.  Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each assignment and assumption agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)Certain Prohibited Assignments. Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing or as required by law or any Governmental Authority having jurisdiction, Administrative Agent and each Lender shall not assign any interest in the Loan Documents to any Person who in the reasonable determination of Administrative Agent is (a) a direct competitor of the Loan Parties, whether as an operating company or direct or indirect parent with voting control over such operating company, or (b) a distressed debt fund; provided, however, the foregoing restrictions shall not apply in connection with any assignment or transfer of any interest in the Loan Documents to any Person in connection with any acquisition, merger or other consolidation of any Lender or Administrative Agent or the sale or other transfer of all or a material part of the loan portfolio or assets of any Lender or Administrative Agent.

(d)Any Lender may at any time, without the consent of, or notice to, Borrower Representative, Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or Borrower Representative, Borrower or any their respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.7 and Section 2.5(d) (subject to the requirements and limitations therein, including the requirements under Section 2.5(d)(vi) (it being understood that the documentation required under Section 2.5(d)(vi) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant shall not be entitled to receive any greater payment under Section 2.7 or Section 2.5(d), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3Indemnification.  Each Borrower agrees to indemnify, defend and hold Administrative Agent, Collateral Trustee and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against:  (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Collateral Trustee, Lenders and Borrowers (including reasonable and documented out-of-pocket attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Trustee to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Trustee may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Trustee under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Collateral Trustee, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

12.5Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.6Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7Correction of Loan Documents.  Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.8Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and Collateral Trustee; provided, that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Borrower or such Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement provides that Collateral Trustee’s approval is not required. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9Counterparts; Electronic Execution of Documents.  This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10Confidentiality.  In handling any confidential information, Administrative Agent, Collateral Trustee and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, Collateral Trustee or such Lender, including pursuant to the Exchange Act; (d) to Administrative Agent, Collateral Trustee or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, Collateral Trustee or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, Collateral Trustee or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, Collateral Trustee or any Lender’s possession when disclosed to Administrative Agent, Collateral Trustee or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, Collateral Trustee or such Lender in violation of this Agreement) after disclosure to Administrative Agent, Collateral Trustee or such Lender, as applicable; or (ii) disclosed to Administrative Agent, Collateral Trustee or such Lender by a third party, if Administrative Agent, Collateral Trustee or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

12.11Borrower Representative.  Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, Collateral Trustee and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, Collateral Trustee or any Lender, such Borrower shall do so through Borrower Representative.

12.12[Reserved].

12.13Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17Appointment of Collateral Trustee

.  Each Lender hereby appoints Collateral Trustee to act on behalf of Lenders as collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, all in accordance with the terms of the Collateral Trust Agreement. The provisions of this Section 12.17 are solely for the benefit of Collateral Trustee and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.

12.18Appointment of Administrative Agent.

(a)Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents. The provisions of this Section 12.18 are solely for the benefit of Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b)If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c)Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agent s appointed by Administrative Agent. Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective related parties. The exculpatory provisions of this Section 12.18 shall apply to any such sub‑agent and to the related parties of such Administrative Agent and any such sub‑agent. No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

(d)Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e)With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f)Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties.

(h)Administrative Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Lenders, Collateral Trustee and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within 30 days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as Administrative Agent unless a successor Administrative Agent is appointed concurrently with such resignation, which successor Administrative Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent under this Agreement and the other Loan Documents.

(i)In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set‑off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j)Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to the Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k)If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set‑off, counterclaim or deduction of any kind.

(l)If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative

Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set‑off, counterclaim or deduction of any kind.

(m)Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n)Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.

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[signature page to loan and security agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER REPRESENTATIVE:
METACRINE, INC. By Name: Title:

[signature page to loan and security agreement]

Collateral Trustee: ANKURA TRUST COMPANY, LLC By Name: Title:

[signature page to loan and security agreement]

ADMINISTRATIVE AGENT: K2 HEALTHVENTURES LLC By Name: Title:
LENDER: K2 HEALTHVENTURES LLC By Name: Title:

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Collateral Trustee pursuant to which Collateral Trustee, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

“All Source Financing Milestone” means that Borrower Representative shall have provided evidence satisfactory to Administrative Agent that Borrower Representative has received cumulative net cash proceeds of at least $75,000,000 from all source financing transactions consummated between September 21, 2021 and December 1, 2022, including, for the avoidance of doubt, proceeds received from sales of Common Stock pursuant to an at-the-market facility, equity offerings, PIPE financings, and upfront and milestone payments actually paid in cash to Borrower Representative in connection with new partnerships.

“Amortization Date” means July 1, 2023; provided, that if:

(A) (i) no Event of Default has occurred and is continuing, and (ii) Borrower Representative has provided evidence satisfactory to Administrative Agent that Borrowers have achieved each of (x) the Refinancing Second Tranche-A Milestone as of June 30, 2022 and (y) the All Source Financing Milestone, the Amortization Date shall be January 1, 2024; and

(B) (i) the Amortization Date is extended to January 1, 2024 pursuant to clause (A) above, (ii) no Event of Default has occurred and is continuing and (iii) Borrower Representative has provided evidence satisfactory to Administrative Agent that Borrowers have achieved all of the requirements of the Refinancing Third Tranche Milestone, the Amortization Date shall be July 1, 2024.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Rate” means a variable annual rate equal to the greater of (i) the Prime Rate plus 4.50% and (ii) 7.75%.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Borrowers’ Books” are all of each Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one year from the date of acquisition; (b) commercial paper maturing no more than one year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Borrower Representative’s Equity Interests who were holders of Equity Interest as of the Second Amendment Effective Date, ceasing to own at least 51% of the Voting Stock of Borrower Representative; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; (c) the Transfer of all or substantially all assets of Borrowers or of a material business line of Borrowers; or (d) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries, or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Borrower described on Exhibit B, and any collateral securing the Obligations pursuant to any guaranty or pursuant to any other Loan Document.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and Collateral Trustee.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party, in each case other than an Excluded Account.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, by and among Collateral Trustee and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble of this Agreement.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” means the Borrower Representative’s common stock, $0.001 par value per share.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Conversion Amount” has the meaning set forth in Section 2.2(e)(i).

“Conversion Election Notice” means a notice in the form attached hereto as Exhibit H.

“Conversion Price” means $3.86; provided that in the event that on or after the Second Amendment Effective Date, a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or small number of shares is consummated (each, a “Stock Event”), the Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of Common Stock issued and outstanding as a result of such Stock Event.

“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means a Lender or any Affiliate designated by a Lender in any Conversion Election Notice; provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender, which is an affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 and its regulations, in each case as amended.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means (a) any Deposit Account exclusively used for payroll, withholding tax and benefit payments to or for the benefit of Borrower Representative’s employees; provided, that the aggregate balance therein shall not exceed an amount of such payments to be paid in the then-next payroll period, and (b) Deposit Accounts exclusively used for cash collateral relating to letter of credit obligations and identified to Administrative Agent as such; provided, that the aggregate balance therein shall not exceed $100,000 in the aggregate at any time.

“Excluded Foreign Subsidiary” means, with respect to any Loan Party, any Subsidiary of such Loan Party, at any date of determination, (a) that is a “controlled foreign corporation” as defined in Section 957 of the IRC, (b) that is a direct or indirect Subsidiary of a “controlled foreign corporation” as defined in Section 957 of the IRC, or (c) substantially all of the assets of which are Equity Interests in one or more “controlled foreign corporations” as defined in Section 957 of the IRC.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, (b) clinical trial sites and contract research organizations, and (c) other locations where, in the aggregate for all such locations, less than $250,000 of Collateral is located.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.5(d)(vi) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the

IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain letter agreement, dated as of the date hereof, by and among Borrower, Administrative Agent and Lenders, as amended, modified, supplemented, extended or restated from time to time, including the amendment and restatement of the Fee Letter dated as of the Second Amendment Effective Date.

“First-Tier Foreign Subsidiary” means any Excluded Foreign Subsidiary, the capital stock of which is owned directly by any Loan Party.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary and any Subsidiary of a Subsidiary that is not a Domestic Subsidiary

“Funding Date” means any date on which a Term Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any Person providing a Guaranty with respect to the Obligations or providing collateral, security or other credit support for all or any portion of the Obligations. For the avoidance of doubt, no Excluded Foreign Subsidiary shall be a Guarantor.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document (other than the Warrant) and (b) to the extent not otherwise described in (a), Other Taxes (other than Taxes relating to the Warrant).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;

(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)any and all source code;

(d)any and all design rights which may be available to such Person;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“IRC” means the Internal Revenue Code of 1986, as amended

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all reasonable and documented audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) of Administrative Agent or Lenders for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all costs, expenses and other amounts required to be paid by any Lender or the Administrative Agent in accordance with the Collateral Trust Agreement.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Collateral Trust Agreement, the Fee Letter, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Collateral Trustee, the Administrative Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.

“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, the Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Material Adverse Effect” means: (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties as a whole; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by Administrative Agent.

“Maximum Rate” has the meaning set forth in Section 2.3(d).

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Lender Expenses, the fees pursuant to the Fee Letter, and any other amounts due to be paid by a Borrower or Loan Party, and each Borrower’s and Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Borrower or Loan Party owes to any Lender at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrant), including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Borrower or Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law. Notwithstanding the foregoing, “Obligations” does not include any obligations arising under any right to invest.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (other than the Warrant), except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning set forth in Section 12.2(d).

“Participant Register” has the meaning set forth in Section 12.2(d).

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Indebtedness” means:

(a)each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Second Amendment Effective Date and shown on the Perfection Certificate; provided, that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Second Amendment Effective Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Second Amendment Effective Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Second Amendment Effective Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)Subordinated Debt;

(d)unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e)Indebtedness for unsecured credit cards in an aggregate amount not to exceed $250,000 outstanding at any time;

(f)reimbursement obligations arising from letters of credit issued by financial institutions and incurred in the Ordinary Course of Business; provided, that the aggregate amount of such obligations shall not exceed $100,000 at any time;

(g)Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(h)Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(i)Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed $250,000; and

(j)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) and clauses (d) through (h) above; provided, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a)Investments (including, without limitation, Subsidiaries) existing on the Second Amendment Effective Date and shown on the Perfection Certificate;

(b)(i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time; provided, that such investment policy (and any such amendment thereto) has been approved in writing by Administrative Agent;

(c)Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, consultants, officers and directors of Borrower Representative to the extent permitted under Section 7.7;

(d)Investments among Loan Parties, and Investments in Subsidiaries which are not Loan Parties in an aggregate amount per fiscal year not to exceed $100,000;

(e)Investments by Borrower in any Foreign Subsidiary not to exceed each fiscal quarter’s projected operating plan for such Foreign Subsidiary; provided, that such projected operating plan shall have been approved in writing by Administrative Agent;

(f)Investments not to exceed $250,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by Borrower Representative’s Board;

(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(h)Investments consisting of Deposit Accounts in which Collateral Trustee has a perfected security interest;

(i)Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed $250,000 per fiscal year; and

(j)Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided, that this subsection (k) shall not apply to Investments of a Loan Party in any Subsidiary.

“Permitted Liens” means:

(a)Liens arising under this Agreement and the other Loan Documents;

(b)Liens existing on the Second Amendment Effective Date and shown on the Perfection Certificate; provided, that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Second Amendment Effective Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Second Amendment Effective Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Second Amendment Effective Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than $500,000 in the aggregate amount outstanding;

(d)Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings diligently conducted and for which such Loan Party or Subsidiary maintains adequate reserves on its books;

(e)leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding $250,000 at any time;

(i)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j)Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions; provided, that Collateral Trustee has a perfected security interest in such Deposit Account, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;

(k)licenses of Intellectual Property which constitute a Permitted Transfer;

(l)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clauses (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(m)Liens on cash collateral maintained in a separate Collateral Account maintained exclusively for such purpose and identified to Administrative Agent as such, securing reimbursement obligations in connection with letters of credit permitted under clause (f) of the definition of “Permitted Indebtedness”; provided, that the aggregate amount of such cash collateral does not exceed not exceed $100,000 at any time.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.11, and (c) the Excluded Locations.

“Permitted Transfers” means

(a)sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b)non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(c)dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business;

(d)Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(e)the use or transfer of money or Cash Equivalents in the Ordinary Course of Business for the payment of expenses in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents; and

(f)other Transfers of assets having a fair market value of not more than $100,000 per fiscal year of Borrower Representative.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” means, at any time, the greater of (i) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”, and (ii) 5.25%. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three largest U.S. money center commercial banks, as determined by Lenders.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders; provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment; provided, further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.

“Qualified Financing” has the meaning set forth in Section 6.13(b).

“Recipient” means (a) the Administrative Agent, (b) Collateral Trustee and (c) any Lender, as applicable.

“Refinanced Loan Balance” means, collectively, the Term Loans made pursuant to this Agreement as in effect prior to the Second Amendment Effective Date, and all accrued interest and other Obligations due on the Second Amendment Effective Date, all as set forth in detail in the disbursement letter delivered on the Second Amendment Effective Date.

“Refinancing First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Refinancing First Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1.

“Refinancing First Tranche Term Loans” has the meaning set forth in Section 2.2(a).

“Refinancing Second Tranche-A Availability Period” means the period commencing on the Second Amendment Effective Date and ending on June 30, 2022.

“Refinancing Second Tranche-A Milestone” means that Borrower Representative shall have provided evidence satisfactory to Administrative Agent, in Administrative Agent’s reasonable discretion, that Borrower Representative has achieved each of the following: (a) [***]; and (b) [***].

“Refinancing Second Tranche-A Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Refinancing Second Tranche-A Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Refinancing Second Tranche-A Term Loans” has the meaning set forth in Section 2.2(a).

“Refinancing Second Tranche-B Availability Period” means the period commencing on the date that the Refinancing Second Tranche-A Milestone is fully achieved and ending on December 31, 2022.

“Refinancing Second Tranche-B Milestone” means that (a) [***], and (b) [***].

“Refinancing Second Tranche-B Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Refinancing Second Tranche-B Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Refinancing Second Tranche-B Term Loans” has the meaning set forth in Section 2.2(a).

“Refinancing Second Tranche Term Loans” has the meaning set forth in Section 2.2(a).

“Refinancing Third Tranche Availability Period” means the period commencing on April 1, 2023 and ending on September 30, 2023.

“Refinancing Third Tranche Milestone” means that Borrower Representative shall have provided evidence satisfactory to Administrative Agent, in Administrative Agent’s reasonable discretion, that Borrower Representative has achieved at least two of the milestones under the following clauses (a), (b) and (c): (a) [***]; (b) [***]; and/or (c) [***].

“Refinancing Third Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Refinancing Third Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Refinancing Third Tranche Term Loans” has the meaning set forth in Section 2.2(a).

“Refinancing Fourth Tranche Availability Period” means the period commencing on the Second Amendment Effective Date and ending on the Amortization Date.

“Refinancing Fourth Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Refinancing Fourth Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1.

“Refinancing Fourth Tranche Term Loans” has the meaning set forth in Section 2.2(a).

“Register” has the meaning set forth in Section 12.2(b).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Collateral Trustee’s right to sell any Collateral.

“Second Amendment Effective Date” means October 1, 2021.

“SEC” has the meaning set forth in Section 2.2(e)(iii).

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1934, as amended.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means, as applicable: (a) through the Second Amendment Effective Date, the Loans made prior to the Second Amendment Effective Date pursuant to this Agreement as then in effect; and (b) on the Second Amendment Effective Date and at all times thereafter, the Refinancing Term Loans.

“Term Loan Maturity Date” means April 1, 2025.

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” has the meaning set forth in Section 7.1.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.

“Unrestricted Securities” means the Conversion Shares, (a) following any sale of the Conversion Shares pursuant to an effective registration statement under the Securities Act covering the sale or resale of the Conversion Shares, (b) following any sale of the Conversion Shares pursuant to Rule 144 without restriction, or (c) if such Conversion Shares, as the case may be, are eligible for sale under Rule 144(b)(1) without restriction, (d) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, (a) each Warrant to Purchase Preferred Stock dated as of the Closing Date and (b) each Warrant to Purchase Common Stock dated as of the Second Amendment Effective Date, all as executed by Borrower Representative in favor of each Lender, as amended, modified, supplemented, extended or restated from time to time.

“Withholding Agent” means any Loan Party and the Administrative Agent.

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

The Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property; provided, further that if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of August 27, 2019, include the Intellectual Property to the extent necessary to permit perfection of Collateral Trustee’s security interest in such Accounts and such other property of the applicable Borrower that are proceeds of the Intellectual Property. For the avoidance of doubt, the Collateral does not include (i) more than 65% of the voting capital stock of any First-Tier Foreign Subsidiary, (ii) any Equity Interests in any Excluded Foreign Subsidiary other than a First-Tier Excluded Foreign Subsidiary, and (iii) any asset directly or indirectly owned by any Excluded Foreign Subsidiary.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Trustee and Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

EXHIBIT C

Loan REQUEST

Date: [●]

Reference is made to that certain Loan and Security Agreement, dated August 27, 2019, as amended by the First Amendment thereto dated March 27, 2020 and as further amended by the Second Amendment thereto dated October 1, 2021 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MetacRine, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC and any other lender from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[●] on [●] (the “Funding Date”) pursuant to the Agreement, and authorizes Lenders to:

(a)Wire Funds to:

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

(b)Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to:  (i)  the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, and (iii) no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Evidence of the [●] Tranche Milestone is attached hereto as Schedule 1.

Borrower Representative agrees to notify Lenders promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Lenders have received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[Remainder of Page intentionally Left Blank]

[signature page to loan request]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE: METACRINE, INC. By: Name: Title:

SCHEDULE 1

Evidence of [●]Tranche Milestone

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:K2 HEALTHVENTURES LLC, as Administrative Agent Date: [●] FROM: [●]

Reference is made to that certain Loan and Security Agreement, dated August 27, 2019, as amended by the First Amendment thereto dated March 27, 2020 and as further amended by the Second Amendment thereto dated October 1, 2021 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), METACRINE, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC and any other lender from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, solely in his or her capacity as an officer of Borrower Representative, and not in an individual capacity, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending [●] with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements	Monthly, within 30 days	Yes No
Compliance Certificate	Monthly, within 30 days	Yes No
A/R and A/P Aging Reports	Monthly, within 30 days	Yes No
Annual Operating Budget and Financial Projections	Annually, upon the earlier of (x) 60 days of fiscal year end and (y) 5 Business Days after Board’s approval of projections	Yes No
Annual audited financial statements and any management letters	Annually, within 150 days of fiscal year end	Yes No
Statements, reports and notices to stockholders	Within 5 Business Days of delivery	Yes No
SEC filings	Within 5 days after filing with SEC (or by link to website)	Yes No
Legal action notices and updates	Promptly	Yes No
Board materials	As and when delivered to Board	Yes No
Board minutes	Promptly after Board meetings	Yes No
IP report	Quarterly, within 30 days	Yes No
Bank account statements (with transaction detail)	Together with monthly financial statements, or within 3 Business Days of a request by a Loan Party	Yes No

Product related material correspondence, reports, documents and other filings	Within 5 Business Days		Yes No
Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $500,000 outstanding	$	Yes No
Unsecured credit card Indebtedness	Not to exceed $250,000 outstanding at any time	$	Yes No
Repurchases of stock from former employees, consultants, officers and directors	Not to exceed $250,000 per fiscal year	$	Yes No
Investments in Subsidiaries that are not Loan Parties	Not to exceed $100,000 per fiscal year	$	Yes No
Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $250,000 at any time	$	Yes No
Reimbursement obligations under letters of credit	Not to exceed $100,000 at any time	$	Yes No
Investments consisting of employee loans	Not to exceed $250,000 at any time	$	Yes No
Other Indebtedness	Not to exceed $250,000 in the aggregate	$	Yes No

Other Matters

Please list any SEC filings made since the most recently delivered Compliance Certificate:

Has any Borrower changed its legal name, jurisdiction of organization or chief executive office?  If yes, please complete details below:

_______________________________________________________________________

	Yes	No

Has there been any change of chief executive officer?  If so, please describe appointment of any interim replacement (required within 30 days) or full-time replacement by a candidate with equivalent qualifications:

_______________________________________________________________________

	Yes	No
Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No
Legal Name of SubsidiaryJurisdiction of OrganizationHolder of Subsidiary Equity InterestsEquity Interests Certificated? (Y/N)Jurisdiction
Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No
AccountholderDeposit Account / IntermediaryAddressAccount NumberAccount Control Agreement in place? (Y/N)

Is there any new Product not previously disclosed on the Perfection Certificate or any prior Compliance Certificate?  If yes, please complete details below:

_______________________________________________________________________

	Yes	No

Has any Loan Party added any new lease location, bailee location or other location where Collateral is maintained? If yes, please describe below:

_______________________________________________________________________

	Yes	No
Has any Loan Party entered into a Restricted License? If yes, please describe below: _______________________________________________________________________	Yes	No
Do Accounts owing from Medicare or other similar programs of any Governmental Authority exceed $100,000	Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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BORROWER REPRESENTATIVE: METACRINE, INC. By: Name: Title:

EXHIBIT E

REQUIREMENTS FOR INSURANCE DOCUMENTATION

Contact Information for Insurance Documentation:

Ankura Trust Company, LLC, as Collateral Agent 140 Sherman Street, Fourth Floor Fairfield, CT 06824

Document Requirements:

Document	Requirement
1.Certificate of Liability Insurance (ACORD FORM 25)

•Ankura Trust Company, LLC and its successors and assigns, as collateral agent, to be designated as “Additional Insured”.

•Ankura Trust Company, LLC name and address to be listed as Certificate Holder.

2.General Liability Endorsement (Additional Insured Endorsement)	•Ankura Trust Company, LLC and its successors and assigns, as collateral agent, to be named in additional insured endorsement.
3.Evidence of Commercial Property Insurance (ACORD FORM 28)

•All-risk commercial property insurance incurring all of each Borrower’s property

•Ankura Trust Company, LLC and its successors and assigns, as collateral agent, to be designated as “Lender’s Loss Payable,” with Lender’s Loss Payable provision designated.

•Ankura Trust Company, LLC name and address to be designated in Name and Address of Additional Interest.

•Insured locations to include all locations of Borrowers listed in the Perfection Certificate

4.Commercial Property Endorsement (Lender’s Loss Payable Endorsement)

•Ankura Trust Company, LLC, and its successors and assigns, as collateral agent, to be scheduled and designated as “Lender Loss Payable” by endorsement

•Lender loss payable clause with stipulation that coverage will not be cancelled without a minimum of 10 days’ prior written notice for non-payment of premium, or 30 days for any other cancellation.

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of August 27, 2019, metacrine, inc., a Delaware corporation (“Borrower Representative”), hereby authorizes K2 HEALTHVENTURES LLC (“K2”), or any affiliate acting on its behalf pursuant to the Loan Agreement and the bank or financial institution named below (“Bank”), to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower, and to cause electronic funds transfers to an account of K2 to be applied to the payment of any and all amounts due under the Loan and Security Agreement, dated August 27, 2019, as amended by the First Amendment thereto dated March 27, 2020 and as further amended by the Second Amendment thereto dated October 1, 2021 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Borrower Representative and each Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2, and any other lender from time to time party thereto (collectively, “Lenders”), and Collateral Trustee, as collateral agent for Lenders, including without limitation, principal, interest, fees, expenses and charges (including Lender Expenses). Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of Borrower Representative:

metacrine, inc. By: Name: Title:

EXHIBIT G

Form of

SECURED PROMISSORY NOTE

$[●]	[●], 20[●]

FOR VALUE RECEIVED, the undersigned, [METACRINE, INC.], and each Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [●] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of August 27, 2019, as amended by the First Amendment thereto dated March 27, 2020 and as further amended by the Second Amendment thereto dated October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), and ANKURA TRUST COMPANY, LLC, a New Hampshire chartered trust company, as collateral agent for Lenders (in such capacity, “Collateral Trustee”), the lesser of (i) the principal amount of [●] Dollars ($[●]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to Collateral Trustee, for the ratable benefit of Lenders, pursuant to certain other Loan Documents.

The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.

For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.”  Please contact Trisha Millican, Chief Financial Officer, at 3985 Sorrento Valley Blvd., Suite C, San Diego, CA 92121, or by telephone to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

[METACRINE, INC.] By Name: Title:

EXHIBIT h

CONVERSION ELECTION NOTICE

Reference is made to that certain Loan and Security Agreement, August 27, 2019, as amended by the First Amendment thereto dated March 27, 2020 and as further amended by the Second Amendment thereto dated October 1, 2021 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among METACRINE, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”).  Capitalized terms have meanings as defined in the Agreement.

The undersigned Lender hereby elects to convert $[__________________] of the outstanding Loans into Conversion Shares.

The undersigned Lender hereby certifies that the Person (or Persons) receiving shares of Common Stock upon conversion is not and would not, as a result of such conversion, become the beneficial owner of a number of shares of Common Stock in excess of the limits then applicable under Section 2.2(e)(vi)(1) of the Agreement.

Please issue the Conversion Shares in the following name and to the following address:

Issue to: [______________]

[______________]

[______________]

[LENDER]

By:

Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

SCHEDULE 1

COMMITMENTS

	REFINANCING FIRST TRANCHE TERM LOAN COMMITMENT	REFINANCING SECOND TRANCHE-A TERM LOAN COMMITMENT	REFINANCING SECOND TRANCHE-B TERM LOAN COMMITMENT	REFINANCING THIRD TRANCHE TERM LOAN COMMITMENT	REFINANCING FOURTH TRANCHE TERM LOAN COMMITMENT*	TOTAL COMMITMENTS
K2 HEALTHVENTURES LLC	$15,000,000	$5,000,000	$5,000,000	$10,000,000	$10,000,000	$45,000,000

* Availability subject to (a) each Lender’s satisfactory review of Borrower Representative’s clinical, financial and operating plan and (b) approval of the requested Loan by each Lender (in its sole discretion).

schedule 2

post-closing deliveries

1.

Within 30 days of the Closing Date, evidence showing the issuance of lender loss payable provisions and endorsements, additional insured clauses and endorsements in favor of Collateral Trustee, in accordance with Section 6.5 hereof.

2.	Within 30 days of the Closing Date, duly executed signatures to the Collateral Access Agreement(s) for such locations as Administrative Agent may require

3.	Within three Business Days of the Closing Date, the original signature page to the Warrant and any pledged stock certificates or stock powers.

4.

Within five Business Days of the Closing Date, duly executed Account Control Agreements (in such final form as is reasonably acceptable to Administrative Agent and Collateral Trustee) for each of the Collateral Accounts identified in the Perfection Certificate as of the Closing Date